UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2006

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

California	00-30747	33-0885320
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 West “A” Street San Diego, CA 92101
(Address of principal executive offices) (Zip Code)

(619) 233-5588
(Registrant’s telephone number, including area code)
6110 El Tordo
PO Box 2388
Rancho Santa Fe, CA 92067
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On October 26, 2006, First Community Bancorp (the “Company” or “First Community”) completed its previously announced merger with Community Bancorp Inc. (“Community Bancorp”), the holding company for Community National Bank (“Community National”). Following the completion of this merger, Community National merged into First National Bank (“First National”), a wholly-owned subsidiary of the Company.

In the merger of Community Bancorp into the Company, each share of Community Bancorp common stock was converted into the right to receive 0.735 of a share of First Community common stock. First Community will issue an estimated 4,678,405 shares of First Community common stock to Community Bancorp stockholders. Approximately $6.1 million in cash was delivered to holders of outstanding and unexercised Community Bancorp options. Based on the closing price of First Community’s common stock on October 26, 2006 of $54.18 per share, the aggregate consideration to be paid to Community Bancorp stockholders and holders of options to acquire Community Bancorp common stock is approximately $259.6 million.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated October 27, 2006 with respect to the closing, which is incorporated herein by reference.

Item 2.02               Results of Operations and Financial Condition.*

On October 26, 2006, First Community Bancorp issued a press release announcing its results of operations and financial condition for the quarter and nine months ended September 30, 2006.  A copy of the press release is furnished as Exhibit 99.2 and incorporated herein by reference.

The Company notes that the unaudited condensed consolidated statement of income as of September 30, 2006 included in the press release incorrectly reported that the number of shares (weighted average) of First Community common stock (basic) for the nine months ended September 30, 2006 was 20,064.3 (in thousands).  The correct number of shares (weighted average) for such period was 22,064.3 (in thousands).

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the closing of the Community Bancorp merger, the Company appointed Michael J. Perdue, formerly the president and chief executive officer of Community Bancorp, as president of the Company.  Mr. Perdue was also appointed as president and a director of Pacific Western Bank, a wholly-owned subsidiary of the Company.

Mr. Perdue, 51, joined Community Bancorp in 2003 as president and chief operating officer and became chief executive officer and a member of the Community Bancorp board of directors on December 17, 2003. Mr. Perdue has been involved in banking and finance for over 27 years both in Oregon and Southern California. He has held senior management positions with several local financial institutions, including five years as executive vice president and chief operating officer and a director of Escondido-based FP Bancorp Inc., parent of First Pacific National Bank, which was acquired by Zions Bancorporation in 1998.

The material terms of the employment arrangement of Mr. Perdue provide that he will receive an annual salary of $310,000. The employment arrangement also provides for certain change in control benefits in the event of a change in control of the Company, participation in various benefit programs, including in the executive incentive bonus plan, a company-

provided automobile and receipt of 30,000 restricted stock awards which are subject to certain performance vesting requirements.

Additionally, effective October 27, 2006, the Company appointed Mark N. Baker and Gary W. Deems as directors of the Company. Prior to the closing of the Community Bancorp acquisition, Mr. Deems was the chairman of Community Bancorp and Mr. Baker was the vice chairman of Community Bancorp. Mr. Baker is expected to be appointed to the Audit Committee of the Company’s board of directors and Mr. Deems is expected to be appointed to the Asset and Liability Management Committee of the Company’s board of directors.

In connection with the merger of the Company and Community Bancorp, Messrs. Perdue, Baker, and Deems all entered into non-solicitation agreements with the Company. In the event Messrs. Perdue, Baker, and Deems are no longer employed or serve on the board of directors of the Company, they are prohibited, for a period of generally two years following the completion of the merger of the Company with Community Bancorp, from transacting any activity customarily associated with commercial banking or lending or the operation of an institution the deposits of which are insured by the FDIC, called herein a competitive enterprise, with any customers of Community Bancorp. This restriction extends to the geographic area consisting of the California counties in which First National Bank operated at the closing of the merger. Customers for purposes of these agreements include existing customers of Community Bancorp or potential customers who were solicited in the 12 months prior to closing. In addition, all Community Bancorp directors, as well as its executive officers, entered into non-solicitation agreements with the Company agreeing that, for a period of generally two years from the effective date of the merger, they will not solicit the business of customers of Community Bancorp for a competitive enterprise, or solicit for employment the employees of Community Bancorp, or interfere or damage any relationship between Community Bancorp and its customers. They have also agreed not to disclose or use confidential information of Community Bancorp.

Item 7.01               Regulation FD Disclosure*

Matthew P. Wagner, chief executive officer of the Company, and Victor R. Santoro, executive vice president and chief financial officer of the Company, will make a series of presentations to current and potential investors on November 1-2, 2006 in New York, New York, and in Boston, Massachusetts at meetings arranged by Piper Jaffray & Co.  A copy of the presentation materials is attached hereto as Exhibit 99.3 and incorporated herein by reference. The presentation is also available on First Community’s website at www.firstcommunitybancorp.com under the section entitled “Presentations”.

Item 8.01               Other Events

On October 26, 2006, following the completion of the merger of Community Bancorp into the Company and the subsequent merger of Community National into First National, the Company completed its previously announced plan of consolidation by merging First National with and into Pacific Western Bank (“Pacific Western”), a California state-chartered bank and another wholly-owned subsidiary of First Community, with Pacific Western as the surviving entity.   In connection with the consolidation of First National into Pacific Western Bank, First National’s wholly-owned subsidiary and asset-based lender, First Community Financial Corp., was reorganized as a division of Pacific Western Bank.  Additionally, First Community Bancorp and Pacific Western Bank have each established 401 West “A” Street, San Diego, California 92101 as the location of their headquarters.

Upon completion of the merger of First National into Pacific Western, as noted above, Michael J. Perdue was named president of Pacific Western and appointed to its board of directors. Additionally, Robert M. Borgman, executive vice president of the Company and formerly president and chief executive officer of First National, was named executive vice president, credit administration for the Company and Pacific Western, reporting to Mr. Wagner, and was appointed to the board of directors of Pacific Western.

Item 9.01               Financial Statements and Exhibits*

(a)             Financial Statements of Businesses Acquired.

Financial statements of Community Bancorp were previously filed with the Company’s registration statement on Form S-4 (File No. 333-136041), as amended, filed with the Securities and Exchange Commission on July 26, 2006 and amended on August 22, 2006 and accordingly are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

To the extent required by this item, additional financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)             Pro Forma Financial Information.

Pro forma financial information of First Community Bancorp with respect to the merger with Community Bancorp was previously filed with the Company’s registration statement on Form S-4 (File No. 333-136041), as amended, filed with the Securities and Exchange Commission on July 26, 2006 and amended August 22, 2006 and accordingly is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

To the extent required by this item, additional pro forma financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(d)             Exhibits.

The following exhibits are included herewith:

Exhibit No.	Description
99.1	Press release dated October 27, 2006.
99.2	Press release dated October 26, 2006.

99.3	Copy of First Community Bancorp presentation to be provided to current and potential investors on November 1-2, 2006 in New York, NY and in Boston, MA at meetings arranged by Piper Jaffray & Co.

*The information furnished under Item 2.02 and Item 7.01 and Item 9.01 (with respect to Exhibits 99.2 and 99.3) of this Current Report on Form 8-K, including the exhibits corresponding thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First Community Bancorp under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 27, 2006.
99.2	Press release dated October 26, 2006.
99.3	Copy of First Community Bancorp presentation to be provided to current and potential investors on November 1-2, 2006 in New York, NY and in Boston, MA at meetings arranged by Piper Jaffray & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: October 30, 2006

FIRST COMMUNITY BANCORP
By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President, General Counsel and Secretary